UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


 ------------------------------------------------------------------------------

                                    FORM 8-K
 ------------------------------------------------------------------------------



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 19, 2003


                            PRIME GROUP REALTY TRUST
             (Exact name of registrant as specified in its charter)



                           MARYLAND 1-13589 36-4173047
           ----------------------------------------------------------
        (State or other jurisdiction of (Commission File (I.R.S. Employer incorporation or organization) Number) Identification No.)


            77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601
    -------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (312) 917-1300.


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.


On March 20, 2003, Prime Group Realty Trust, a Maryland real estate investment trust (the "Company"), announced that it had obtained a $75.0 million loan (the "Loan") from LNR Eastern Lending, LLC ("LNR"). The Loan was made to the Company's subsidiary, Prime/Beitler Development Company, L.L.C. ("Prime/Beitler"), and is secured by a pledge of the ownership interests of Dearborn Center, L.L.C. ("Dearborn LLC"), the Company's subsidiary which owns the Bank One Corporate Center office property located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The Loan was funded on March 19, 2003, and retired the existing mezzanine loan encumbering the Property (the "Retired Loan"). Bank One Corporate Center is a 37-story building that contains 1,502,113 square feet of rentable area.

The Loan matures on January 5, 2004, and may be extended for one year upon the satisfaction of certain conditions, including payment of a 0.5% extension fee and the extension or refinancing (on terms acceptable to LNR) of the existing senior construction loan encumbering the Property. The Loan does not require any scheduled repayments of principal prior to maturity. The Loan has an annual interest rate of 15%, with a current pay rate of 10% per annum, and an exit fee of 1%. The Loan may be prepaid, in whole or in part, at any time without penalty or premium, except that, if the Loan is repaid prior to the initial January 5, 2004 maturity date, then, in addition to principal, accrued interest and the exit fee, LNR will be owed an amount equal to the difference between (a) the amount of interest (at a rate of 15% per annum) that LNR would be paid if the amount being repaid remained outstanding through the initial maturity date and
(b) the amount of interest (at a rate equal to the then current U.S. Treasury rate) that would accrue on the amount being repaid if such amount remained outstanding through the initial maturity date.

The Company used the net proceeds from the Loan, plus an additional $1.5 million of the Company's funds, to repay in full the Retired Loan having an outstanding $61.7 million of principal, $14.7 million of accrued interest and $0.1 million of expense reimbursements. The Retired Loan accrued interest at 23% per year, and had a current pay rate of 12% per annum, one-half of which was funded from the Retired Loan and one-half of which was funded by the Company. The additional $1.5 million of Company funds was provided by the release of an escrow account held by the lenders under the Retired Loan.

The loan is non-recourse, except for the guaranties described below and except for standard non-recourse carve-outs, including environmental matters and future wrongful acts, which are recourse to Prime/Beitler and the Company's operating partnership, Prime Group Realty, L.P. (the "Operating Partnership"). The Operating Partnership also provided the following guaranties in connection with the Loan: (a) a guaranty of payment of all operating expenses relating to the Property through the earliest to occur of (1) the date upon which a transfer of the collateral for the Loan to LNR or any third party (a "Transfer") occurs pursuant to a transfer in lieu of foreclosure, (2) the date that is six (6) months after a Transfer pursuant to a foreclosure or UUC sale, and (3) the date that LNR conveys the collateral for the Loan to a third party after obtaining title thereto pursuant to a foreclosure or UCC sale; (b) a guaranty of all interest due and payable under the Loan (including all make-whole amounts and the exit fee) through the earliest to occur of (1) the date upon which a Transfer occurs pursuant to a transfer in lieu of foreclosure, and (2) the date that is six (6) months after a Transfer pursuant to a foreclosure or UUC sale; and (c) a guaranty of completion of the construction of the building.


Under the guaranties provided by the Operating Partnership for the Loan, the following financial covenants must be satisfied as of the end of each calendar quarter, which covenants are identical to the covenants under the Retired Loan:
(a) the Operating Partnership's consolidated net worth (as defined in the loan documents) must be not less than the sum of $350 million, plus 75% of the initial value of any operating partnership units issued by the Operating Partnership after the date the Loan was made; (b) the Operating Partnership must have at least $7.5 million ($17.5 million if the Company pays or declares a dividend) in unrestricted cash (as defined in the loan documents); (c) the Operating Partnership's ratio of total liabilities (as defined in the loan documents) to total assets (as defined in the loan documents) must not be less than 67%; (d) the Company's and the Operating Partnership's aggregate maximum distribution for the most recent 4 quarters to their common shareholders and unit holders cannot exceed 90% of the Company's funds from operations (as defined in the loan documents); (e) Guarantor's ratio of consolidated EBITDA (as defined in the loan documents) to consolidated total interest expense (as defined in the loan documents) cannot be less than 140% (165% if the Company pays or declares a dividend); (f) Guarantor's ratio of consolidated EBITDA (as defined in the loan documents) to consolidated fixed charges A (as defined in the loan documents) cannot be less than 120% (145% if the Company pays or declares a dividend); and (g) Guarantor's ratio of consolidated EBITDA (as defined in the loan documents) to consolidated fixed charges B (as defined in the loan documents) cannot be less than 105% (125% if the Company pays or declares a dividend). The difference between consolidated fixed charges A and consolidated fixed charges B is that, in the calculation of consolidated fixed charges B, dividends and distributions on preferred stock, preferred partnership interests and other preferred equity of the Company is included as an expense.

Commencing April 1, 2003, and through and including January 1, 2004, the Company is required to make monthly deposits of $767,049 into a reserve account (the "Reserve Account") to fund commissions and other costs related to a sublease reimbursement obligation ("Obligation") assumed by the Company in connection with the Citadel Investment Group, LLC lease at the Property. This deposit is subject to adjustment as additional leasing related to the Obligation is achieved. Prior to February 1, 2004, the Company has the right to use funds in the Reserve Account only to pay for certain leasing commission and tenant improvement costs. From and after February 1, 2004, the Company will have the right to use funds in the Reserve Account to pay for the Obligation, in addition to the foregoing leasing commission and tenant improvement costs. Additionally, at closing, Prime/Beitler deposited with LNR $1.0 million to secure the satisfaction of certain requirements of the Loan. If such requirements are not satisfied by April 9, 2003, then the $1.0 million will be paid to LNR as a fee.

Simultaneous with the closing of the Loan, the Operating Partnership purchased all of Penny Beitler L.L.C.'s ("PB LLC") ownership interests in Prime/Beitler, making the Operating Partnership the sole owner of the Property. The Operating Partnership paid $9.2 million for the interests, of which (a) $1.2 million was paid by PB LLC to the Operating Partnership in full payment of a loan previously made by the Operating Partnership to PB LLC, and (b) $500,000 was deposited into an escrow account, which escrowed funds are to be released upon the satisfaction of certain post closing obligations of PB LLC (and in all events on the first anniversary of the closing date). PB LLC agreed to continue to provide certain development services for a period of up to one year (or a lesser period as determined by the Company) from and after the closing, for a monthly fee.

The Company issued a Press Release on March 20, 2003 relating to the foregoing developments. A copy of the Press Release, which is hereby incorporated into this filing in its entirety, is attached to this Form 8-K as Exhibit No. 99.1.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits:

                     Exhibit
                       No.          Description
                       99.1         Press Release of Prime Group Realty Trust
                                    dated March 20, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            PRIME GROUP REALTY TRUST


Dated: March 20, 2003                       By:      /s/  Louis G. Conforti
                                                     ----------------------

                                                     Louis G. Conforti
                                                     Co-President and
                                                     Chief Financial Officer

                                EXHIBIT NO. 99.1

FOR IMMEDIATE RELEASE --
THURSDAY, MARCH 20, 2003


                PRIME GROUP REALTY TRUST ANNOUNCES $75.0 MILLION
            REFINANCING OF BANK ONE CORPORATE CENTER MEZZANINE LOAN,
                 AND ACQUIRES INTEREST OF JOINT VENTURE PARTNER

Chicago, IL. March 20, 2003 - Prime Group Realty Trust (NYSE: PGE) (the "Company") announced today that it closed a $75.0 million mezzanine loan provided by an affiliate of LNR Property Corporation ("LNR Loan"). The LNR Loan is secured by an assignment of membership interests in an affiliate of the Company, which owns the Bank One Corporate Center office property located at 131 South Dearborn Street, Chicago, Illinois (the "Property"). The Property is a 37-story office building with 1,502,113 square feet of rentable area. In connection with the closing of the LNR Loan, the Company repaid the existing mezzanine loan on the Property.

The LNR Loan has a 15% annual interest rate with a 10% current pay rate, plus a 1% exit fee. The LNR Loan matures on January 5, 2004, and may be extended for one year, provided certain conditions are satisfied, including payment of a 0.5% extension fee. The LNR Loan requires the funding of certain escrows, the aggregate amount of which are subject to various conditions.

Simultaneously with the closing of the LNR Loan, the Company purchased the joint venture interest of Penny Beitler L.L.C. ("PB LLC") in the Property, making the Company the sole owner of the Property. The Company paid $9.2 million for the joint venture interest, of which $1.2 million was paid by PB LLC to the Company in full payment of a loan previously made by the Company to PB LLC.

"The closing of the LNR Loan is yet another positive step in improving the capital structure of the Company," stated Stephen J. Nardi, the Company's Chairman of the Board. Mr. Nardi continued, "We also believe the acquisition of the Beitler joint venture interest in the Property gives us greater flexibility in the leasing and operation of the Property and allows us to freely pursue other potential options."

"An interest rate reduction of 680 basis points on a $75.0 million loan is meaningful to the Company," stated Louis G. Conforti, the Company's Co-President and Chief Financial Officer. Mr. Conforti added, "The Beitler buy-out allows us to solely control our largest asset, especially in terms of providing competitive leasing, or a prospective sale or joint venture."


About the Company

Prime Group Realty Trust is a fully-integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 15 office properties containing an aggregate of 7.8 million net rentable square feet and 30 industrial properties containing an aggregate of 3.9 million net rentable square feet. In addition, the Company owns 202.1 acres of developable land and joint venture interests in two office properties containing an aggregate of 1.3 million net rentable square feet.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.

CONTACT:

 Stephen J. Nardi                         Louis G. Conforti
 Chairman of the Board                    Office of the President
 312/917-1300                             Chief Financial Officer
                                             312/917-1300